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                           [ERNST & YOUNG LETTERHEAD]

                                                               December 21, 2000

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Dynamic I-T, Inc.


Ladies and Gentlemen:

     Ernst & Young Kft. was previously the principal independent accountant for Dynamic I-T, Inc. (the "Company") and reported on the audited consolidated financial statements of the Company as of December 31, 1998 and 1999 and the unaudited financial statements of the Company for the interim periods through September 30, 2000. On December 13, 2000, Ernst & Young was informed that they were dismissed as the principal accountant for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated December 13, 2000. At the request of the Company, I hereby state that I agree with the statements included in Item 4(a)(1)(i), (ii) and (iv) that relate to my firm.


                                   Very truly yours,

                                   /s/ Ernst & Young Kft.

                                   Ernst & Young Kft.